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                                                                   EXHIBIT 10(a)

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

                                 April 21, 2000

VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 77th  Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Farmers Variable Annuity Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the registration statement on Form N-4 for Farmers Annuity Separate Account A (File No. 333-85183). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                Sutherland Asbill & Brennan LLP

                                                By:  /s/ Stephen E. Roth
                                                     -------------------
                                                     Stephen E. Roth